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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




          Date of Report (date of earliest event reported): May 7, 2001



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)



         CAYMAN ISLANDS                333-75899                     N/A

(State or other jurisdiction of       (Commission             (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)



                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500



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ITEM 5.    OTHER EVENTS.

The registrant is filing this Current Report on Form 8-K to provide updates regarding the status of two legal proceedings involving Transocean Sedco Forex Inc. (the "Company" or "Transocean Sedco Forex") and the Company's anticipated idle rig days in 2001 and to report the Company's results for the first quarter of 2001.

RIGCO North America, LLC ("RIGCO"), a subsidiary of Tatham Offshore Inc., filed suit in a Texas state court in July 1999 asserting various claims in connection with shipyard and rig management contracts for two rigs managed on behalf of RIGCO. As a result of the Sedco Forex Holdings Limited merger, the Company assumed liability for these claims. RIGCO alleged breach of contract, negligence and fraud and claimed damages of at least $51 million, plus exemplary damages, attorneys' fees and other unspecified damages. The Company settled the suit in April 2001.

The Company is a defendant in Bryant, et al. v. R&B Falcon Drilling USA, Inc., et al. in the United States District Court for the Southern District of Texas, Galveston Division. R&B Falcon Drilling USA is a wholly owned indirect subsidiary of R&B Falcon Corporation. In this suit, the plaintiffs allege that R&B Falcon Drilling USA, the Company and a number of other offshore drilling contractors with operations in the U.S. Gulf of Mexico have engaged in a conspiracy to depress wages and benefits paid to certain of their offshore employees. The plaintiffs contend that this alleged conduct violates federal antitrust law and constitutes unfair trade practices and wrongful employment acts under state law. The plaintiffs sought treble damages, attorneys' fees and costs on behalf of themselves and an alleged class of offshore workers, along with an injunction against exchanging certain wage and benefit information with other offshore drilling contractors named as defendants. In May 2001, the Company reached an agreement in principle with plaintiffs' counsel to settle all claims, pending Court approval of the settlement. Court approval of the settlement is expected during the fourth quarter of 2001; however, the Company can give no assurance that this approval will be obtained.

The terms of the settlements have been reflected in the Company's results of operations for the first quarter of 2001. The Company does not believe the settlements had a material adverse effect on its financial condition or results of operations.

The Company expects that the combined company (after the R&B Falcon Corporation merger) will experience approximately 1,400 idle rig days of shipyard time in 2001 (excluding rigs under construction) in connection with planned maintenance and rig upgrades and estimates that over two-thirds of that time will occur in the first half of the year.

On May 7, 2001, the Company issued a press release reporting its results for the first quarter of 2001. The Company announced that net income for the three months ended March 31, 2001 totaled $30.5 million or $0.11 per diluted share on revenues of $550.1 million. The first quarter results include a $15.9 million, $0.06 per diluted share net after-tax gain resulting from the February 2001 sale of a semisubmersible rig owned by a joint venture in which the Company has a 25% equity interest. Adjusting for the net after-tax gain, net income for the three months ended March 31, 2001 was $14.6 million or $0.05 per diluted share. Net income for the first quarter of


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2000, which was prior to the Company's merger with R&B Falcon Corporation, was
$32.5 million or $0.15 per diluted share and included a $25.1 million (net $0.08 per diluted share) cash settlement relating to the early termination of a rig contract. Revenues during the first quarter of 2000 totaled $300.8 million.

Transocean Sedco Forex completed its merger with R&B Falcon Corporation on January 31, 2001. Therefore, results for the three months ended March 31, 2001 reflect only two months of R&B Falcon operations. Pro forma utilization measures noted below have been calculated based on the combined fleet of Transocean Sedco Forex and R&B Falcon for the full first quarter 2001 and equivalent period of 2000.

Revenues derived from the Company's International and U.S. Floater Contract Drilling Services business segment, consisting of high specification floaters, other floaters, non-U.S. jackups, other mobile offshore drilling units and other offshore support services, totaled $468.1 million during the three months ended March 31, 2001. Operating income for this segment, before depreciation and amortization and general and administrative expenses, was $159.9 million. Pro forma utilization for the high specification floaters, other floaters and non-U.S. jackups during the three months ended March 31, 2001 was 83%, 70% and 79%, respectively, and compares to pro forma utilization of 73%, 59% and 67%, respectively, during the same three months in 2000.

Revenues derived from the Company's Gulf of Mexico Shallow and Inland Water business segment, consisting of jackup and submersible drilling rigs and inland drilling barges, was $82.0 million during the three months ended March 31, 2001. Operating income for this business segment (before depreciation and amortization and general and administrative expenses) was $39.2 million. The segment's jackup and submersible pro forma utilization during the three months ended March 31, 2001 was 74%, while the inland barge pro forma utilization totaled 67%. The pro forma utilization figures include eight jackups and submersibles and nine inland drilling barges not marketed during the quarter. During the corresponding three months in 2000, jackup and submersible and inland drilling barge pro forma utilization totaled 50% and 39%, respectively.

J. Michael Talbert, President and Chief Executive Officer of Transocean Sedco Forex Inc., stated, "As expected, first quarter 2001 results were hindered by approximately 575 days at zero revenue, caused by scheduled maintenance and repairs on our mobile offshore drilling fleet. During the second quarter of 2001, 13 mobile offshore drilling units are planned to be in shipyards for varying amounts of time expected to total approximately 400 days at zero revenue. However, by mid-year 2001, we expect to have completed over two-thirds of the planned fleet shipyard projects for 2001, significantly reducing the associated days at zero revenue for the second half of the year. This expectation, together with the addition of our final four newly constructed semisubmersibles and an anticipated continuation of improving industry fundamentals, should provide the foundation for improving earnings performance for the remainder of 2001."

Commenting on the Company's newbuild project status, Talbert explained, "We have essentially completed our newbuild program which, between Transocean Sedco Forex and R&B Falcon projects, has added 16 new or converted deepwater semisubmersibles and drillships since 1998 to our high specification fleet. As previously reported, the semisubmersible Cajun Express was delivered to Marathon Oil Company in April 2001, when the rig commenced an 18-month


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contract in the U.S. Gulf of Mexico. The semisubmersible Sedco Energy arrived in
Brazil on April 28, 2001 and is expected to commence a 42-month contract with Texaco during May 2001. Also, following a March 2001 departure from Ulsan,
Korea, where it was constructed, the semisubmersible Deepwater Horizon is expected to arrive in the U.S. Gulf of Mexico in July 2001 and shortly thereafter commence a three-year contract with BP. Finally, the semisubmersible Sedco Express has essentially completed all testing and commissioning and will remain in the Canary Islands while efforts proceed to secure a contract for the rig."

Commenting on the current status of the offshore drilling industry, Talbert closed by stating, "Demand for mobile offshore drilling units and inland barges is favorable at present, sustained by the continuation of robust commodity prices. Dayrates for most types of mobile offshore drilling units and inland barges have been improving. Presently, 23 of our 24 international jackups are on contract, as well as 26 of our 34 U.S.-based jackups and submersibles. All eight of the idle jackups and submersibles in the U.S. Gulf of Mexico were not marketed during the first quarter, resulting in 100% marketed utilization for this region. Also, 23 out of the 33 drilling barges in our U.S. inland barge business are working, with two idle units expected to be reactivated over the next 60 days. Our mid-water floater fleet is experiencing utilization and dayrate improvement, especially in the U.S. Gulf of Mexico and in the U.K. sector of the North Sea. At present, 11 out of 12 of our U.K. North Sea semisubmersibles are on contract. Finally, the deepwater drilling market remains steady in the three major deepwater provinces, the U.S. Gulf of Mexico, Brazil and West Africa. We continue to expect an improving level of activity for drilling rigs capable of operating in water depths greater than 5,000 feet, as deepwater discoveries made over the past four years transition to what could be a multi-year development phase, helping to absorb available deepwater capacity."

Statements regarding contract commencement, planned shipyard projects and associated downtime, newbuilds (including the timing of delivery and contract commencement dates), outlook and fundamentals for the oil and gas industry, future rig demand, improving earnings performance, utilization and dayrates and deepwater development and the effect on deepwater drilling rig capacity, as well as any other statements that are not historical facts in this Current Report, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, delays or cost overruns in construction projects, risks associated with international operations, actions by customers and other third parties, the future price of oil and gas, demand for rigs and other factors detailed in the Company's most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.








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
                                                                                     Pro Forma Utilization
                                                                                 Three Months Ended March 31,
                                                                                   2001                  2000
                                                                              ----------------------------------
International and U.S. Floater Contract Drilling Services Segment:
     High Specification Floaters                                                   83%                    73%
     Other Floaters                                                                70%                    59%
     Jackups - Non-U.S.                                                            79%                    67%

U.S. Shallow Water, Inland Barge Segment:
     Jackups and Submersibles                                                      74%                    50%
     Inland Barges                                                                 67%                    39%

Total Mobile Offshore Drilling Fleet                                               73%                    56%

                                                                                  Pro Forma Average Dayrates
                                                                                 Three Months Ended March 31,
                                                                                   2001                  2000
                                                                              ----------------------------------
International and U.S. Floater Contract Drilling Services Segment:
     High Specification Floaters                                                $134,000                $119,800
     Other Floaters                                                              $59,000                 $65,500
     Jackups - Non-U.S.                                                          $38,400                 $32,000

U.S. Shallow Water, Inland Barge Segment:
     Jackups and Submersibles                                                    $35,400                 $19,100
     Inland Barges                                                               $19,100                 $15,100

Total Mobile Offshore Drilling Fleet                                             $56,300                 $50,900



                  TRANSOCEAN SEDCO FOREX INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                                                      Three Months Ended
                                                                                           March 31,
                                                                                   2001                  2000
                                                                             (In millions, except per share data)
                                                                           ----------------------------------------

Operating Revenues                                                              $550.1                   $300.8

Costs and Expenses
     Operating and maintenance                                                   351.0                    185.8
     Depreciation                                                                 99.3                     57.9
     Goodwill amortization                                                        30.2                      6.7
     General and administrative                                                   14.7                     12.8
                                                                                 495.2                    263.2

Gain From Sale of Assets                                                          19.6                     --
Operating Income                                                                  74.5                     37.6

Other Income (Expense), Net
     Equity in earnings of joint ventures                                          1.7                      2.9
     Interest income                                                               3.6                      1.0
     Interest expense, net of amounts capitalized                                (37.2)                    --
     Other, net                                                                   (0.6)                     0.9

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

                                                                                 (32.5)                     4.8

Income Before Income Taxes and Minority Interest                                  42.0                     42.4

Income Tax Expense                                                                10.2                      9.7
Minority Interest                                                                  1.3                      0.2
Net Income                                                                       $30.5                    $32.5

Earnings Per Share
     Basic                                                                       $0.11                    $0.15
     Diluted                                                                     $0.11                    $0.15

Weighted Average Shares Outstanding
     Basic                                                                       280.6                    210.2
     Diluted                                                                     285.5                    211.0


     On January 31, 2001, the Company completed a merger transaction with R&B Falcon Corporation. As a result of the merger, R&B Falcon Corporation became an indirect wholly owned subsidiary of the Company. The Company accounted for the merger using the purchase method of accounting with the Company treated as the acquiror for accounting purposes. The above Condensed Consolidated Statement of Operations for the three months ended March 31, 2001, includes two months of operating results of R&B Falcon Corporation.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TRANSOCEAN SEDCO FOREX INC.



  Date:  May 7, 2001                      By: /s/ ERIC BROWN
                                             -----------------------------------
                                             Eric Brown
                                             Senior Vice President, General
                                             Counsel and Corporate Secretary







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